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                                                                     EXHIBIT 8.1

                         [CONNER & WINTERS LETTERHEAD]

                               CONNER & WINTERS
                          A PROFESSIONAL CORPORATION

                                    LAWYERS

                            3700 FIRST PLACE TOWER
                             15 EAST FIFTH STREET
                          TULSA, OKLAHOMA 74103-4344
                                (918) 586-5711
                              FAX (918) 586-8982

                               February 16, 2001


Jameson Inns, Inc.
8 Perimeter Center East, Suite 8050
Atlanta, Georgia  30346-1604

     Re: Federal Income Tax Consequences of the Jameson Inns, Inc. Dividend Reinvestment and Stock Purchase Plan
          ----------------------------------------------------

Gentlemen:

     We have acted and will act as counsel to Jameson Inns, Inc. (the "Company") in connection with its Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on February 16, 2001 (the "Registration Statement"). This opinion relates to the accuracy of the federal income tax consequences discussed in the Registration Statement.

     For the purpose of rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including the Registration Statement. In our examination of documents, we have assumed, without any independent investigation or review thereof, that all documents submitted to us as photocopies or telecopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly authorized, executed and delivered to the extent required, that all signatures are genuine and that all statements set forth in such documents are accurate.

     We also have obtained such additional information and representations as we have deemed relevant and necessary through consultations with representatives of the Company and have assumed the truth, accuracy and completeness of all responses made to our requests to disclose any material information that has bearing on the Company's ability to qualify as a REIT. In particular, we have relied upon the Company's representation that it filed a proper election to be taxed as a REIT with its timely filed federal income tax return for the taxable year ended December 31, 1994, and that the Company has not caused such election to be terminated or revoked.

     Based on our examination of the foregoing items, subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the information in the prospectus included in the Registration Statement regarding the federal income tax consequences of the Plan (as defined in the Registration Statement), to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.
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     In addition to the matters set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

     1. Our opinion expressed herein is based upon our interpretation of the existing provisions of the Internal Revenue Code of 1986, as amended, and existing judicial decisions, administrative regulations and published revenue rulings (including private letter rulings) and revenue procedures. Our opinion is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not challenge the conclusions set forth herein. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

     2. Our opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

     In the event any one of the statements, representations, or assumptions we have relied upon to render this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                    Yours very truly,

                                    CONNER & WINTERS,
                                    A Professional Corporation

                                    /s/  CONNER & WINTERS

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